Exhibit 99.1

Earnings Release

IRET ANNOUNCES FINANCIAL AND OPERATING RESULTS

FOR THE QUARTER AND FISCAL YEAR ENDED APRIL  30, 2017

(Minot, ND) – June 28, 2017 - IRET (NYSE: IRET) today reported its financial and operating results for the quarter and fiscal year ended April 30, 2017.

Chief Executive Officer Mark Decker commented, “During our fiscal fourth quarter, we continued to make substantial progress on our strategic transformation into a premier, focused multifamily REIT.  Our total portfolio revenue and NOI increased by 12.0% and 14.3%, respectively, driven primarily by our developments which are performing strongly.  Several of our legacy markets were still impacted by weakness in the oil sector and construction activity, however we recorded a year-over-year increase in same store revenue during the quarter, and with quarter-end occupancies still above 94%, we believe we are on track for further improvement.  On the investment front, we are pleased with our recent acquisition of Oxbō Apartments, a brand new Class A multifamily community in St. Paul, Minnesota.  We were able to efficiently redeploy a portion of the proceeds from our recent non-core property sales, and we continue to pursue additional investments which we believe will add the quality of our portfolio and enhance our long term growth profile.  Finally, we added talent to our management team, bringing in executives with substantial public company and multifamily industry expertise.  As we look ahead to fiscal 2018, we are motivated and energized as we continue to implement our strategic initiatives, and drive value for our shareholders.”

Fourth Quarter Fiscal Year 2017 Highlights

•	Total revenue was $54.3 million, up 12.0% from the fourth quarter of fiscal year 2016.
•

Net income available to common shareholders was $28.0 million compared to $8.1 million for the fourth quarter of fiscal year 2016. The increase was primarily due to an increase in gains on sale of discontinued operations.

•	Funds from Operations (“FFO”) was $10.2 million, or $0.07 per share/unit.
•

Excluding one-time items, including $3.2 million in lease termination fee income, a $3.2 million write off of development pursuit costs, $2.9 million in loss on debt extinguishment and $1.2 million in severance costs net of reduced share based compensation, FFO would have been $0.11 per share/unit.

•

Disposed of 22 properties, including 19 senior housing properties, 2 medical office properties and 1 multifamily property for a total sales price of $155.4 million with a gain on sale of $37.5 million, netting approximately $126.2 million in proceeds after repayment of debt.

•	Subsequent to quarter end, in May, acquired Oxbō Apartments, a 191-unit multifamily property in St. Paul, Minnesota for $61.5 million.
•

In April, implemented leadership transformation, promoting Mark O. Decker, Jr. to Chief Executive Officer in addition to President. Also, Jeffrey P. Caira was appointed Chairman of the Board of Trustees, John A. Kirchmann was named Executive Vice President, and Anne Olson was named Executive Vice President, General Counsel and Corporate Secretary. Subsequent to quarter end, in June, Susan J. Picotte was named Vice President of Asset Management.

Fiscal Year 2017 Highlights

•	Total revenue was $205.7 million, up 9.2% from fiscal year 2016.
•

Net income available to common shareholders was $31.4 million compared to $60.5 million for the prior fiscal year. The decrease was primarily due to net gain on extinguishment of debt in discontinued operations that was

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recognized in the prior period and an increase in non-cash impairment expense attributable to IRET, net of an increase in gains on sale of real estate.
•	FFO was $55.2 million, or $0.40 per share/unit.
•

Excluding one-time items, including $3.2 million in lease termination fee income, $4.9 million in loss on debt extinguishment, a $3.2 million write off of development pursuit costs, $2.6 million in severance costs and $1.4 million of redemption costs for the Series A Preferred Shares, FFO would have been $0.47 per share/unit.

•

Disposed of 38 properties, including 32 senior housing properties, 2 medical office properties, 1 multifamily property, 1 industrial property, 1 retail property and 2 parcels of vacant land for a total sales price of $286.9 million with a gain on sale of $74.9 million, netting approximately $229.7 million in proceeds after repayment of debt.

•	During the twelve months ended April 30, 2017, two development project were placed in service, containing a total of 443 units, and representing aggregate development costs of $102.9 million.
•	Adjusted the dividend to a level covered by operating cash flow, from an annualized $0.52 to $0.28 per share/unit.
•	Entered into a new $250.0 million line of credit providing for improved size, terms and flexibility.
•	Redeemed all the outstanding Series A preferred shares on December 2, 2016 for $29.2 million.
•	Authorized a one-year share repurchase program of up to $50 million worth of common shares and/or Series B preferred shares.

Financial Results for the Three and Twelve Months Ended April 30, 2017 Compared to the Prior Year Periods

Net income available to common shareholders for the quarter ended April 30, 2017 was $28.0 million compared to $8.1 million for the same period of the prior fiscal year. The increase of $19.9 million was primarily due to an increase in income from discontinued operations (including gains on sale) of $27.0 million, net of a decrease in gain on bargain purchase of $3.4 million and an increase in net income attributable to noncontrolling interests – Operating Partnership of $2.6 million. Net income available to common shareholders for the twelve months ended April 30, 2017 was $31.4 million compared to $60.5 million for the prior fiscal year. The decrease of $29.1 million was primarily due to net gain on extinguishment of debt in discontinued operations that was recognized in the prior period of $29.3 million and an increase in impairment expense attributable to IRET of $42.1 million, net of an increase in gains on sale of real estate (including discontinued operations) of $41.4 million.

FFO for the quarter ended April 30, 2017 was $10.2 million, or $0.07 per share/unit. FFO for the twelve months ended April 30, 2017 was $55.2 million, or $0.40 per share/unit.

The table below highlights FFO and Adjusted Funds from Operations (“AFFO”) results for the most recent five quarters.

	Q4 Ended	Q3 Ended	Q2 Ended	Q1 Ended	Q4 Ended
	4/30/2017	1/31/2017	10/31/2016	7/31/2016	4/30/2016
FFO per share	$.07	$.09	$.12	$.12	$.14
AFFO per share	$.09	$.10	$.11	$.10	$.11

Occupancy

Occupancy as of April 30, 2017 compared to April 30, 2016 decreased in the multifamily and healthcare segments by 0.7% and 3.1%, respectively, on a same-store basis. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.

	Same-Store Properties		All Properties
Segments	4/30/2017	4/30/2016	4/30/2017	4/30/2016
Multifamily	94.2%	94.9%	93.1%	90.8%
Healthcare	92.1%	95.2%	92.8%	89.4%

Operating Results for the Three Months Ended April 30, 2017 Compared to the Prior Year Period

Total revenue increased by $5.8 million, or 12.0%, in the three months ended April 30, 2017 compared to same period one year ago. NOI from all properties increased by approximately $4.0 million, or 14.3%, for the quarter ended April 30, 2017 compared to the same period one year ago. Non-Same-Store properties, primarily recent developments which continue to perform strongly, provided for an increase in NOI of $5.0 million while Same-Store NOI decreased by approximately $997,000 for the quarter ended April 30, 2017 compared to the prior year.

Multifamily Results for the Three Months Ended April 30, 2017 Compared to the Prior Year Period

Multifamily (including Non-Same-Store) NOI increased by approximately $1.5 million or 7.8% for the quarter ended April 30, 2017 compared to the same period one year ago.

Same-Store Multifamily Results for the Three Months Ended April 30, 2017 Compared to the Prior Year Period

The Same-Store portfolio showed generally mixed results year over year, as NOI was slightly lower for the non-energy impacted markets. Increased revenues and average rental rates were offset by increases in expenses across most markets.  On a comparative period basis in the non-energy impacted markets, Billings, Bismarck and Rochester experienced the most significant expenses increases due to increases in utility costs in both Billings and Bismarck, maintenance costs in all three markets due to excess snow removal expenses, and increased administrative labor expenses in both Billings and Rochester. Rochester was also affected by increased turnover and janitorial expenses as our properties adjust to new supply in this market.  Bismarck was also affected by stabilizing real estate taxes on our newest asset. Operating margins of Same-Store multifamily NOI to gross revenues decreased by 2.2% year over year to 55.1% for the fourth quarter of fiscal year 2017, as compared to the fourth quarter of fiscal year 2016.

The table below represents Same-Store multifamily performance by region for the fourth quarter ended April 30, 2017 compared to the prior year period.

			FY17Q4	FY17Q4	FY17Q4	4th Quarter Increase (Decrease) From Prior Year’s 4th Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	4/30/2017	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses(4)	Income	Rate	Occupancy
Billings, MT	770	91.2%	89.6%	7.7%	$985	5.6%	19.3%	(2.6)%	8.4%	(2.8)%
Bismarck, ND	977	93.9%	90.6%	10.2%	$1,023	(1.4)%	13.6%	(10.1)%	(1.9)%	0.5%
Grand Forks, ND	1,229	92.5%	90.2%	10.4%	$916	(3.3)%	5.3%	(10.1)%	0.9%	(4.2)%
Minneapolis, MN	558	97.5%	95.3%	6.0%	$997	7.9%	0.2%	14.4%	9.8%	(1.9)%
Omaha, NE	1,370	96.0%	95.1%	12.8%	$900	3.4%	2.9%	3.8%	4.9%	(1.5)%
Rapid City, SD	474	97.5%	94.5%	5.0%	$939	3.5%	(3.2)%	8.4%	5.8%	(2.3)%
Rochester, MN	1,106	93.8%	92.1%	13.0%	$1,135	1.2%	23.8%	(10.7)%	5.5%	(4.3)%
Sioux Falls, SD	969	96.0%	94.0%	7.9%	$856	1.2%	(0.8)%	3.2%	5.2%	(4.0)%
St Cloud, MN	1,187	92.6%	90.7%	10.4%	$953	4.3%	(2.9)%	12.1%	9.4%	(5.1)%
Topeka, KS	1,042	96.6%	94.5%	9.7%	$811	3.1%	(0.9)%	5.8%	5.8%	(2.7)%
Same-Store Subtotals	9,682	94.5%	92.4%	93.1%	$948	2.0%	5.6%	(0.6)%	4.9%	(2.9)%
Minot, ND(3)	640	93.4%	93.1%	6.2%	$1,053	(6.7)%	0.4%	(12.7)%	(7.8)%	1.1%
Williston, ND(3)	189	79.4%	82.7%	0.7%	$973	(34.4)%	18.0%	(72.2)%	(39.2)%	4.8%
Same-Store Totals	10,511	94.2%	92.3%	100.0%	$955	0.5%	5.5%	(3.3)%	2.6%	(2.1)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $135,000 and $123,000, respectively, for FY17 Q4 as compared to FY16 Q4.

Same-Store Multifamily Results for the Twelve Months Ended April 30, 2017 Compared to the Prior Year Period

The Same-Store portfolio showed generally mixed results year over year, as NOI was slightly lower for the non-energy impacted markets and significantly lower when including the energy impacted markets. Increased revenues and average rental rates in the non-energy impacted markets were offset by increases in expenses across most markets. Bismarck, Minneapolis and Rochester experienced the most significant expenses increases due to increases in maintenance snow removal expenses and administrative labor expenses in all three markets, and increased real estate expenses in Bismarck.  Although the Minneapolis market did experience an average rental rate increase of 10.3% resulting in an NOI increase for the comparative period of 8.9%. Operating margins of Same-Store multifamily NOI to gross revenues decreased by 1.7% year over year to 55.6% for fiscal year 2017, as compared to fiscal year 2016.

The table below represents Same-Store multifamily performance by region for the twelve months ended April 30, 2017 compared to the same period one year ago.

			FY17Q4 YTD	FY17Q4 YTD	FY17Q4 YTD	Increase (Decrease) From Prior Year 12 Month Period
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	4/30/2017	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses	Income	Rate	Occupancy
Billings, MT	770	91.2%	90.6%	7.8%	$955	3.8%	5.7%	2.5%	6.3%	(2.5)%
Bismarck, ND	977	93.9%	89.3%	10.2%	$1,029	(5.5)%	9.5%	(14.0)%	(2.6)%	(2.9)%
Grand Forks, ND	1,229	92.5%	90.8%	11.1%	$917	(4.0)%	5.1%	(10.2)%	(0.1)%	(3.9)%
Minneapolis, MN	558	97.5%	93.7%	5.6%	$972	7.7%	6.2%	8.9%	10.3%	(2.6)%
Omaha, NE	1,370	96.0%	95.5%	12.7%	$885	1.8%	(1.5)%	4.5%	2.7%	(0.9)%
Rapid City, SD	474	97.5%	95.1%	4.8%	$921	2.7%	(2.2)%	6.4%	3.9%	(1.2)%
Rochester, MN	1,106	93.8%	91.9%	13.2%	$1,119	0.7%	12.2%	(5.9)%	5.4%	(4.7)%
Sioux Falls, SD	969	96.0%	94.9%	7.9%	$850	3.0%	(1.4)%	7.4%	5.8%	(2.8)%
St Cloud, MN	1,187	92.6%	90.9%	9.6%	$919	3.3%	(0.9)%	8.1%	7.7%	(4.4)%
Topeka, KS	1,042	96.6%	94.0%	9.0%	$797	3.0%	0.7%	4.6%	5.3%	(2.3)%
Same-Store Subtotals	9,682	94.5%	92.4%	91.9%	$934	1.0%	3.2%	(0.7)%	3.9%	(2.9)%
Minot, ND(3)	640	93.4%	93.0%	6.6%	$1,070	(13.8)%	(1.3)%	(22.6)%	(17.1)%	3.3%
Williston, ND(3)	189	79.4%	81.4%	1.5%	$1,118	(40.1)%	(12.3)%	(57.5)%	(43.7)%	3.6%
Same-Store Totals	10,511	94.2%	92.2%	100.0%	$946	(1.5)%	2.4%	(4.3)%	0.4%	(1.9)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $921,000 and $144,000, respectively, for the twelve months ended April 30, 2017 as compared to the twelve months ended April 30, 2016.

Development Projects Placed in Service

During the twelve months ended April 30, 2017, two development projects were placed in service, as detailed in the following table:

			Occupancy	Development Cost
		Rentable Sq Ft or	as of	as of	Anticipated
Project Name and Location	Segment	Number of Units	April 30, 2017	April 30, 2017	Same Store Date
71 France - Edina, MN(1)	Multifamily	241	90.5%	$72,362	1Q 2019
Monticello Crossings - Monticello, MN	Multifamily	202	87.6%	30,516	1Q 2019
				$102,878

(1)	IRET is currently an approximately 52.6% partner in the joint venture entity constructing this project. The anticipated total cost amount given is the total cost to the joint venture entity.

Acquisition Activity

Subsequent to year end, in May, acquired Oxbō Apartments, a 191-unit multifamily property in St. Paul, Minnesota for $61.5 million.

Disposition Activity

During the three months ended April 30, 2017, IRET disposed of 22 properties, including 19 senior housing properties, 2 healthcare properties and 1 multifamily property for a total sales price of $155.4 million with a gain on sale of $37.5 million, netting approximately $126.2 million in proceeds after repayment of debt.

Subsequent to year end, IRET disposed of a retail property for a total sales price of $3.4 million with a gain on sale of approximately $108,000, netting approximately $3.2 million in proceeds.

Liquidity

At April 30, 2017, IRET had $28.8 million cash on hand and its operating partnership had available borrowing capacity of $149.0 million under its $206.0 million line of credit, which matures January 31, 2021.

Quarterly Distributions

On April 3, 2017, IRET paid a quarterly distribution of $0.07 per common share and unit of IRET Properties. This was IRET’s 184th consecutive distribution. IRET also paid, on March 31, 2017, a quarterly distribution of $0.496875 per share on its Series B preferred shares.

Declaration of Distributions for First Quarter of Fiscal Year 2018

The Board of Trustees has declared quarterly distributions in the aggregate amount of $0.07 per share/unit, payable on July 3, 2017 to common shareholders and unitholders of record at the close of business on June 15, 2017.  Additionally, the Board of Trustees declared a distribution of $0.496875 per share on the 7.95% Series B Cumulative Redeemable Preferred Shares (NYSE: IRET PRB), payable on July 3, 2017 to holders of record at the close of business on June 15, 2017. Series B preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.9875 per share.

Conference Call Information

The conference call to discuss Fourth Quarter Earnings is scheduled for Thursday, June 29, 2017 at 10:00 A.M. Eastern Time. Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

About IRET

IRET focuses on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets throughout the Midwest. As of April 30, 2017, IRET owned interests in 129 properties that were held for investment, consisting of: (1) 87 multifamily properties containing 12,855 units, and (2) 42 commercial properties, including 29 healthcare properties, containing a total of approximately 2.6 million square feet of leasable space.  IRET’s common shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRETPRB, respectively). IRET’s press releases and supplemental information are available on its website at www.iret.com or by contacting Investor Relations at 701-837-7104.

Supplemental Information

IRET produced the Supplemental Operating and Financial Data for the Quarter Ended April 30, 2017 (“Supplemental Information”), which is available on IRET’s website at www.iret.com.

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined under the section titled “Definitions” in the Supplemental Information.

Forward-Looking Statements

This earnings release, including the Supplemental Information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including IRET’s future plans and anticipated operating results, are based on IRET’s expectations, forecasts and assumptions at the time of this earnings release. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and

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expectations regarding future distributions on common shares and units; changes in operating costs; fluctuations in interest rates; adverse capital and credit market conditions that might affect IRET’s access to various sources of capital and cost of capital; IRET’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other payment dates; IRET’s ability to maintain financial covenant compliance under its debt agreements; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for IRET properties that may result in lower than expected occupancy and/or rental rates; ability to acquire quality properties in IRET’s targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; IRET’s ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which IRET has already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; IRET’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and those risks and uncertainties detailed from time to time in IRET’s filings with the Securities and Exchange Commission, including IRET’s Form 10-K for the fiscal year ended April 30, 2017 and subsequent quarterly reports on Form 10-Q.

IRET assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	April 30, 2017	April 30, 2016
ASSETS
Real estate investments
Property owned	$1,677,481	$1,681,471
Less accumulated depreciation	(340,417)	(312,889)
	1,337,064	1,368,582
Development in progress	—	51,681
Unimproved land	18,455	20,939
Total real estate investments	1,355,519	1,441,202
Assets held for sale and assets of discontinued operations	37,708	220,537
Cash and cash equivalents	28,819	66,698
Other investments	—	50
Receivable arising from straight-lining of rents, net of allowance of $340 and $333, respectively	7,822	7,179
Accounts receivable, net of allowance of $210 and $97, respectively	2,600	1,524
Real estate deposits	23,659	—
Prepaid and other assets	3,131	2,937
Intangible assets, net of accumulated amortization of $5,444 and $6,230, respectively	658	1,858
Tax, insurance, and other escrow	5,050	5,450
Property and equipment, net of accumulated depreciation of $1,199 and $1,058, respectively	901	1,011
Goodwill	1,572	1,680
Deferred charges and leasing costs, net of accumulated amortization of $4,275 and $3,719, respectively	7,075	4,896
TOTAL ASSETS	$1,474,514	$1,755,022
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	$30,062	$77,488
Accounts payable and accrued expenses	40,350	39,727
Revolving line of credit	57,050	17,500
Mortgages payable, net of unamortized loan costs of $3,480 and $4,931, respectively	661,960	812,393
Construction debt and other	41,817	82,130
TOTAL LIABILITIES	831,239	1,029,238
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	7,181	7,522
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, no shares issued and outstanding at April 30, 2017 and 1,150,000 issued and outstanding at April 30, 2016, aggregate liquidation preference of $28,750,000)	—	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at April 30, 2017 and April 30, 2016, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 121,199,299 shares issued and outstanding at April 30, 2017, and 121,091,249 shares issued and outstanding at April 30, 2016)	916,121	922,084
Accumulated distributions in excess of net income	(466,541)	(442,000)
Total Investors Real Estate Trust shareholders’ equity	560,937	618,758
Noncontrolling interests – Operating Partnership (15,617,216 units at April 30, 2017 and 16,285,239 units at April 30, 2016)	73,233	78,484
Noncontrolling interests – consolidated real estate entities	1,924	21,020
Total equity	636,094	718,262
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,474,514	$1,755,022

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	(in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
REVENUE
Real estate rentals	$49,715	$44,065	$186,837	$170,698
Tenant reimbursement	4,629	4,458	18,901	17,622
TOTAL REVENUE	54,344	48,523	205,738	188,320
EXPENSES
Property operating expenses, excluding real estate taxes	15,863	14,907	64,768	58,859
Real estate taxes	6,492	5,617	23,587	20,241
Depreciation and amortization	13,736	13,517	55,009	49,832
Impairment of real estate investments	2,875	2,223	57,028	5,543
General and administrative expenses	3,637	2,951	12,075	11,267
Acquisition and investment related costs	3,224	397	3,276	830
Other expenses	1,091	950	3,796	2,231
TOTAL EXPENSES	46,918	40,562	219,539	148,803
Operating income (loss)	7,426	7,961	(13,801)	39,517
Interest expense	(9,457)	(10,062)	(41,127)	(35,768)
Loss on extinguishment of debt	(1,192)	—	(3,099)	(106)
Interest income	13	26	369	81
Other income	452	31	807	317
(Loss) income before gain on sale of real estate and other investments, gain on bargain purchase and income from discontinued operations	(2,758)	(2,044)	(56,851)	4,041
Gain on sale of real estate and other investments	7,409	8,369	18,701	9,640
Gain on bargain purchase	—	3,424	—	3,424
Income (loss) from continuing operations	4,651	9,749	(38,150)	17,105
Income from discontinued operations	28,989	2,006	68,675	59,497
NET INCOME	33,640	11,755	30,525	76,602
Net income attributable to noncontrolling interests – Operating Partnership	(3,656)	(1,092)	(4,059)	(7,032)
Net loss attributable to noncontrolling interests – consolidated real estate entities	296	340	16,881	2,436
Net income attributable to Investors Real Estate Trust	30,280	11,003	43,347	72,006
Dividends to preferred shareholders	(2,286)	(2,878)	(10,546)	(11,514)
Redemption of Preferred Shares	—	—	(1,435)	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$27,994	$8,125	$31,366	$60,492
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$0.02	$0.06	$(0.24)	$0.06
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	0.21	0.01	0.50	0.43
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$0.23	$0.07	$0.26	$0.49
DIVIDENDS PER COMMON SHARE	$0.07	$0.13	$0.46	$0.52

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS

z

	(in thousands, except per share amounts)
Three Months Ended April 30,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$30,280		$	$11,003		$
Less dividends to preferred shareholders	(2,286)			(2,878)
Net income available to common shareholders	27,994	121,155	0.23	8,125	120,943	0.07
Adjustments:
Noncontrolling interest – Operating Partnership	3,656	15,797		1,092	15,495
Depreciation and amortization	13,222			15,694
Impairment of real estate investments	2,875			2,223
Gains on depreciable property sales attributable to Investors Real Estate Trust	(37,517)			(7,910)
FFO applicable to Common Shares and Units(1)	$10,230	136,952	$0.07	$19,224	136,438	$0.14

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$43,347		$	$72,006		$
Less dividends to preferred shareholders	(10,546)			(11,514)
Less redemption of preferred shares	(1,435)			—
Net income available to common shareholders	31,366	121,169	0.26	60,492	123,094	0.49
Adjustments:
Noncontrolling interest – Operating Partnership	4,059	16,130		7,032	14,278
Depreciation and amortization	52,564			63,789
Impairment of real estate investments attributable to Investors Real Estate Trust	42,065			5,983
Gains on depreciable property sales attributable to Investors Real Estate Trust	(74,847)			(33,422)
FFO applicable to Common Shares and Units(1)	$55,207	137,299	$0.40	$103,874	137,372	$0.76

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended April 30, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$37,185	14,554	2,605	$—	$54,344
Real estate expenses	16,511	3,860	729	1,255	22,355
Net operating income (loss)	$20,674	$10,694	$1,876	$(1,255)	31,989
Depreciation and amortization					(13,736)
Impairment of real estate investments					(2,875)
General and administrative expenses					(3,637)
Acquisition and investment related costs					(3,224)
Other expenses					(1,091)
Interest expense					(9,457)
Loss on debt extinguishment					(1,192)
Interest and other income					465
Loss before gain on sale of real estate and other investments					(2,758)
Gain on sale of real estate and other investments					7,409
Income from continuing operations					4,651
Income from discontinued operations					28,989
Net income					$33,640

	(in thousands)
Three Months Ended April 30, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$34,116	$11,632	$2,775	$—	$48,523
Real estate expenses	14,935	4,152	638	799	20,524
Net operating income (loss)	$19,181	$7,480	$2,137	$(799)	27,999
Depreciation and amortization					(13,517)
Impairment of real estate investments					(2,223)
General and administrative expenses					(2,951)
Acquisition and investment related costs					(397)
Other expenses					(950)
Interest expense					(10,062)
Interest and other income					57
Loss before gain on sale of real estate and other investments					(2,044)
Gain on sale of real estate and other investments					8,369
Gain on Bargain Purchase					3,424
Income from continuing operations					9,749
Income from discontinued operations					2,006
Net income					$11,755

(1)	Consists of offsite costs associated with property management and casualty-related amounts.

x

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Twelve Months Ended April 30, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$144,743	$49,856	$11,139	—	$205,738
Real estate expenses	63,292	16,419	3,024	5,620	88,355
Net operating income (loss)	$81,451	$33,437	$8,115	$(5,620)	117,383
Depreciation and amortization					(55,009)
Impairment of real estate investments					(57,028)
General and administrative expenses					(12,075)
Acquisition and investment related costs					(3,276)
Other expenses					(3,796)
Interest expense					(41,127)
Loss on debt extinguishment					(3,099)
Interest and other income					1,176
Loss before gain on sale of real estate and other investments and income from discontinued operations					(56,851)
Gain on sale of real estate and other investments					18,701
Loss from continuing operations					(38,150)
Income from discontinued operations					68,675
Net income					$30,525

	(in thousands)
Twelve Months Ended April 30, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$131,149	$45,621	$11,550	$—	$188,320
Real estate expenses	57,130	15,439	2,500	4,031	79,100
Net operating income (loss)	$74,019	$30,182	$9,050	$(4,031)	109,220
Depreciation and amortization					(49,832)
Impairment of real estate investments					(5,543)
General and administrative expenses					(11,267)
Acquisition and investment related costs					(830)
Other expenses					(2,231)
Interest expense					(35,768)
Loss on debt extinguishment					(106)
Interest and other income					398
Income before gain on sale of real estate and other investments					4,041
Gain on sale of real estate and other investments					9,640
Gain on Bargain Purchase					3,424
Income from continuing operations					17,105
Income from discontinued operations					59,497
Net income					$76,602

(1)	Consists of offsite costs associated with property management and casualty-related amounts.